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                              AMENDED AND RESTATED

                          REGISTRATION RIGHTS AGREEMENT
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                              DATED JULY __, 1998,



                                      AMONG



                          YOUNG AMERICA HOLDINGS, INC.

                                     AND THE

                            SIGNATORIES LISTED HEREIN



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                                                     AMENDED AND RESTATED
                                                     REGISTRATION RIGHTS
                                                     AGREEMENT dated as of
                                                     July ___ ,1998 (the
                                                     "Agreement") between YOUNG
                                                     AMERICA HOLDINGS, INC.
                                                     (formerly Young America
                                                     Corporation), a Minnesota
                                                     corporation (the
                                                     "Company"), and THE
                                                     STOCKHOLDERS of the Company
                                                     listed on Schedule I hereto
                                                     (the "Investors").

                  Reference is hereby made to the Registration Rights Agreement dated as of November 25, 1997 (the "Registration Rights Agreement"), between the Company and the other signatories thereto, the Put Option Agreement dated as of November 25, 1997 (the "Option Agreement"), between the Company and Jay F. Ecklund ("Ecklund") and the Stock Subscription and Repurchase Agreement dated as of November 25, 1997 (the "Subscription Agreement"), between the Company and Charles D. Weil ("Weil").

                  The parties hereto desire (i) to terminate the Option Agreement in its entirety, (ii) to terminate specific provisions of the Subscription Agreement in order to define the rights and obligations particular to Ecklund and Weil in connection with the public offerings and sales of shares of common stock of the Company and (iii) to amend and restate the Registration Rights Agreement as set forth herein. Now, therefore, in consideration of the premises and the mutual agreements contained in this Agreement, the Registration Rights Agreement is hereby amended and restated to read in its entirety as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                       "Allowed Resignation" means the termination by Weil of his employment with the Company due to circumstances determined by the Board (exclusive of Weil) to be "allowed" hereunder; provided, however, that the termination by Weil of his employment with the Company shall be an Allowed Resignation if such termination results from (i) the Retirement of Weil, (ii) the Company's effort without the consent of Weil to relocate Weil's employment to a location more than 50 miles outside of Young America, Minnesota or (iii) a reduction in the base compensation paid to Weil or a material reduction in the aggregate benefits then received by Weil.

                       "Appraisal Procedure" means the following procedure to determine the Fair Value Per Share. The Fair Value Per Share shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Purchaser Stockholder and Weil. If the Purchaser Stockholder and Weil are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Purchaser Stockholder and Weil, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Purchaser Stockholder and no more than three may be named by Weil. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Purchaser Stockholder and Weil shall submit to the investment banking firm their respective calculations of the valuation amount, and any supporting arguments and other data as they may desire, within ten (10) days of the appointment of the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own calculation of the valuation amount. The Fair Value Per Share for purposes hereof shall be the average, as determined by the investment banking firm, of the (i) valuation amount calculated by the investment banking firm and (ii) that valuation which is the closer to the valuation amount calculated by the investment banking firm (the "Closer Valuation"), as determined by the investment banking firm, from among the valuation amount submitted by the Purchaser Stockholder and valuation amount submitted by Weil. The determination of the Fair Value Per Share by such investment banking firm shall be final and binding upon the Purchaser Stockholder and Weil in connection with the valuation of Weil's Registrable Shares pursuant to Section 11(b) herein. The fees and expenses of the investment banking firm and arbitrator (if any) used to determine the Fair Value Per Share shall be split among the Purchaser Stockholder and Weil with the party that submitted the Closer Valuation paying 20% of such amount and the other party paying the remaining 80%. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officer, directors, partners, employees, agents and affiliates.

                       "Board" means the Board of Directors of the Company.

                       "Cause", with respect to Weil, shall be determined in good faith by the Board (exclusive of Weil) and shall include, without limitation, the following:

(i) repeated neglect by Weil of any material duties of Weil or the repeated failure or omission by Weil to carry out lawful and reasonable directives from the Board which failures or omissions are, in the reasonable judgment of the Board, willful and deliberate and which failures or omissions are not cured within a reasonable period of time following Weil's receipt of written notice thereof from the Company;

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
        (ii) any act or acts of personal dishonesty by Weil intended to result in the personal enrichment of Weil at the expense of the Company;

        (iii) any willful and deliberate misconduct on the part of Weil that is materially and demonstrably injurious to the Company;

       (iv) any statement, representation or warranty made by Weil to the Board that is materially false or misleading; and

      (v) the commitment of a felony by Weil, whether or not such felony is committed against the Company.

                       "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                       "Common Stock" means collectively, the Class A Common Stock, par value $1.00 per share, of the Company, the Class B Common Stock, par value $1.00 per share, and the Class C Common Stock, par value $1.00 per share of the Company.

                       "Demand Event" means the earlier occurrence of any of the following events (i) Weil's death, (ii) the permanent disability of Weil causing Weil to permanently cease his employment with the Company,
         (iii) an Allowed Resignation or (iv) a Termination of Employment by the Company other than a Termination for Cause.

                       "Ecklund" means Jay F. Ecklund and any person or entity that acquires Restricted Shares directly or indirectly from Ecklund in accordance with Section 19.

                       "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                       "Fair Value Per Share" means, as to the Registrable Shares held by Weil, (i) if the Common Stock is Publicly Traded, the Market Price of the Common Stock and (ii) if the Common Stock is not Publicly Traded, the market value thereof as reasonably determined in good faith by the Purchaser Stockholder, using an appropriate valuation method, assuming an arms-length sale to an independent party (not taking into account any reduction in the value of the Common Stock due to the Common Stock representing a minority interest in the Company or any discount based upon the lack of liquidity of the Common Stock); provided, however, that if Weil shall disagree with the valuation made by the Purchaser Stockholder and such disagreement is not resolved within ten (10) days of the Purchaser Stockholder's determination, then Fair Value Per Share shall be determined in accordance with the Appraisal Procedure. Any determination of Fair Value Per Share hereunder shall be made as of the date that Weil first requested registration pursuant to Section 2(a)(iii).

                       "Initial Public Offering" means the first underwritten Public Offering of Common Stock for sale to the public for the account of the Company and offered on a "firm commitment" or "best efforts" basis pursuant to an offering registered under the Securities Act with the Commission on Form S-1 or its then equivalent.

                       "Market Price" means, as to the Common Stock, the average of the closing prices of the Common Stock's sales on all domestic securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York City time, on such day, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization (and in each such case) averaged over a period of 30 days consisting of the day as of which Market Price is being determined and the 29 consecutive Business Days prior to such day.

                       "Other Shares" means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares.

                       "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                       "Proportionate Percentage" means, the fraction, expressed as a percentage, the numerator of which is the total number of Common Stock held by the applicable Purchaser Stockholder and the denominator of which is the total number of Common Stock collectively held by both Purchaser Stockholders.

                       "Primary Shares" means at any time the authorized but unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury.

                       "Public Offering" means the closing of a public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include an offering made in connection with an employee benefit plan or made primarily to employees or consultants of the Company.

                       "Publicly Traded" means the Common Stock which is (i) listed on any domestic securities exchange, (ii) a price quoted in the NASDAQ System, or (iii) has a price quoted by the National Quotation Bureau, Incorporated.

                       "Purchaser Stockholder" means, individually, each of BT Capital Partners, Inc. and Ontario Teachers' Pension Plan Board.

                       "Qualified Public Offering" means the sale by the Company and/or one or more Stockholders in an underwritten Public Offering (i) which results in aggregate net cash proceeds (net of underwriters' discounts and commissions and estimated offering expenses) to the Company and/or any selling Stockholders of not less than $30 million and (ii) pursuant to which at least 20% of all outstanding shares of Common Stock are sold.

                       "Registrable Shares" means at any time, with respect to any Stockholder, the Restricted Shares held by such Stockholder which constitute Common Stock.

                       "Requisite Percentage of Stockholders" means at any time prior to the sixth anniversary of the date of this Agreement, the Stockholders holding not less than 50% (by number of shares) of the then outstanding Registrable Shares, and at any time thereafter, the Stockholders holding not less than 20% (by number of shares) of the then outstanding Registrable Shares.

                       "Restricted Shares" means at any time, with respect to any Stockholder, the shares of Common Stock, any other securities which by their terms are exercisable or exchangeable for or convertible into Common Stock or other securities which are so exercisable or convertible and any securities received in respect thereof, which are held by such Stockholder and which have not previously been sold to the public pursuant to a registration statement under the Securities Act or pursuant to Rule 144 or which are not (or would not be, upon any such exercise, exchange or conversion) eligible for sale by the holder thereof under Rule 144(k) or any successor rule thereto or any complementary rule thereto.

                       "Retirement" means Weil's retirement from the his employment with the Company upon Weil reaching the age of at least 60 years.

                       "Rule 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto.

                       "Securities Act" means the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                       "Stockholders" means the Investors and any person or entity that acquires Restricted Shares directly or indirectly from an Investor in accordance with Section 19.

                       "Termination of Employment" means the termination by the Company of Weil's employment with the Company.

                       "Termination for Cause" means the termination by the Company of Weil's employment with the Company for Cause.

                       "Transfer" means any disposition of any Restricted Shares or of any interest therein which constitutes a sale within the meaning of the Securities Act, other than any disposition pursuant to an effective registration statement under the Securities Act and complying with all applicable state securities and "blue sky" laws.

                       "Weil" means Charles D. Weil.

Section 2.        Demand Registration.

                 (a) If the Company shall be requested by the Requisite Percentage of Stockholders, by Ecklund or by Weil to effect a registration under the Securities Act of Registrable Shares in accordance with this Section 2, then the Company shall promptly give written notice of such proposed registration to all holders of Restricted Shares and shall offer to include in such proposed registration any Registrable Shares requested to be included in such proposed registration by such holders who respond in writing to the Company's notice within 30 days after delivery of such notice
         (which response shall specify the number of Registrable Shares proposed to be included in such registration). The Company shall promptly use its best efforts to effect such registration on an appropriate form, including Form S-2 or S-3, if available, under the Securities Act of the Registrable Shares which the Company has been so requested to register; provided, however, that the Company shall not be obligated to effect any registration under the Securities Act in accordance with this Section 2 except in accordance with the following provisions:

                (i) at the request of the Requisite Percentage of Stockholders, the Company shall not be obligated to file more than four registration statements in total which registration statements were initiated pursuant to this Section 2(a)(i) and became effective or which were rescinded by the Requisite Percentage of Stockholders without reimbursement as specified in Section 2(c);

                (ii) at the request of Ecklund, the Company shall not be
              obligated to (A) file a registration statement prior to November 25, 2002, (B) file a registration statement after consummation of a Qualified Public Offering or (C) file more than three registration statements in total pursuant to this
              Section 2(a)(ii) which registration statements were initiated pursuant to this Section 2(a)(ii) and became effective or which were rescinded by Ecklund without reimbursement as specified in
              Section 2(c); and

                (iii) at the request of Weil or the executor of his estate, the
              Company shall not be obligated to file a registration statement unless a Demand Event has occurred and Weil (or the executor of his estate, as applicable) has made a request prior to the following deadlines:

                     (A) in the event of Weil's death, 180 days after the date
                 of death;

                     (B) in the event of Weil's permanent disability, 60 days
                 following the final determination of such disability; and

                     (C) in the event of an Allowed Resignation or a
                 Termination of Employment by the Company other than a Termination for Cause, 30 days after the date Weil ceases to be an employee of the Company.

              (b)Anything contained herein to the contrary notwithstanding, the Company shall not be obligated to effect any registration under the Securities Act pursuant to Section 2(a) except in accordance with the following provisions:

                (i) the Company shall not be obligated to file more than one registration statement pursuant to this Section 2 within any consecutive 180 day period;

                (ii) the Company shall not be obligated to file any registration statement during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which, within the prior 90 day period, (A) Primary Shares are to be or were sold, (B) a registration statement has been filed and not withdrawn or (C) a registration statement has been declared effective;

                (iii) with respect to any registration pursuant to
              Section 2(a)(i), the Company may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of all such securities, then the number of Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration shall be included in the following order:

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
                       (A) first, the Primary Shares;

                       (B) second, the Registrable Shares held
                  by the Stockholders, pro rata based upon the number of Restricted Shares (based upon Common Stock equivalents) owned by each such Stockholder at the time of such registration; and

                       (C) third, the Other Shares.

                (iv)  with respect to any registration pursuant to
              Section 2(a)(ii), the Company may include in such registration any Primary Shares or Other Shares (it being understood that if (x) the Company is registering either Primary Shares or Registrable Shares held by any Stockholder other than Ecklund and (y) Ecklund exercises his rights pursuant to Section 2(a)(ii), then such registration shall be deemed to be under
              Section 2(a)(ii) and shall be subject to this Section 2(b)(iv) in lieu of Section 2(b)(iii)); provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of all such securities, then the number of Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration shall be included in the following order:

                      (A)  first, the Registrable Shares held by Ecklund;

                      (B) second, the Registrable Shares held by Weil if Weil has requested, pursuant to Section 2(a)(iii), that the Company file a registration statement and Weil's Registrable Shares are included in a registration statement in which Ecklund has also exercised his rights pursuant to Section 2(a)(ii); provided however that if Weil has not exercised his request pursuant to Section 2(a)(iii) then Weil's Registrable Shares shall be subject to Section 2(b)(iv)(D);

                      (C)  third, the Primary Shares;

                      (D) fourth, the Registrable Shares held by the other Stockholders, pro rata based upon the number of Restricted Shares (based upon Common Stock equivalents) owned by each such Stockholder at the time of such registration; and

                      (E)  fifth, the Other Shares.

                (v) with respect to any registration pursuant to
              Section 2(a)(iii), the Company may include in such registration any Primary Shares or Other Shares (it being understood that if (x) the Company is registering either Primary Shares or Registrable Shares held by any Stockholder other than Weil and

              (y) Weil exercises his rights pursuant to Section 2(a)(iii), then such registration shall be deemed to be under Section 2(a)(iii) and shall be subject to this Section 2(b)(v) in lieu of
              Section 2(b)(iii) (unless Ecklund has also exercised his rights pursuant to Section 2(a)(iii) in which case such registration shall be subject to Section 2(b)(iv))); provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of all such securities, then the number of Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration shall be included in the following order:

                      (A) first, the Registrable Shares held by Weil; provided, however that if Ecklund has requested, pursuant to
                  Section 2(a)(ii), that the Company file a registration statement, then the Registrable Shares held by Ecklund shall be included in such registration prior to the Registrable Shares held by Weil;

                      (B) second, the Registrable Shares held by Weil if Ecklund has exercised his rights pursuant to Section 2(a)(ii);

                      (C) third, the Primary Shares;

                      (D) fourth, the Registrable Shares held by the other
                  Stockholders, pro rata based upon the number of Restricted Shares (based upon Common Stock equivalents) owned by each such Stockholder at the time of such registration; and

                      (E) fifth, the Other Shares.

     (c) A requested registration under Section 2(a) may be rescinded by written notice to the Company by the Investor requesting such registration; such rescinded registration shall not count as a registration statement initiated pursuant to Section 2(a) if such registration statement is rescinded prior to the effective date thereof and if the Investor initiating such request shall have reimbursed the Company for all out-of-pocket expenses incurred by the Company in connection with such rescinded registration. A registration shall not count as a registration statement initiated pursuant to Section 2(a) unless it becomes effective and the Investor requesting such registration is able to sell at least 80% of the Registrable Shares sought to be included in such registration statement. Anything to the contrary contained herein notwithstanding, in the event a request pursuant to Section 2(a)(ii) is rescinded by Ecklund and one or more Purchaser Stockholders acquire pursuant to
Section 11(a) herein, the Registrable Shares offered to be registered by Ecklund, such rescinded registration shall be construed as a registration initiated for purposes of Section 2(a)(ii) above.

  (d) Anything contained herein to the contrary notwithstanding, in the event that Ecklund or Weil exercises the right, pursuant to Section 2(a)(ii) or 2(a)
(iii) respectively, to register all of the Registrable Shares held by Ecklund or Weil, as applicable, as of the date of this Agreement and the underwriter selected by Ecklund or Weil in accordance with Section 2(e), as applicable, advises the Company in writing that such underwriter is unable to reasonably consummate an underwritten Public Offering of all of the Registrable Shares held by Ecklund or Weil, as the case may be, as of the date of this Agreement because such offering would not be large enough and that such underwriter would be able to consummate such underwritten Public Offering of all of Ecklund's or Weil's Registrable Shares, as the case may be, if the Company includes Primary Shares in such Public Offering, then Ecklund or Weil, as applicable, may require the Company to include Primary Shares in such Public Offering; provided, however that the Company shall not be required to register a number of Primary Shares greater than 30% of the total outstanding Common Stock after giving effect to such Public Offering.


  (e) In the event that Ecklund or Weil exercises the right, pursuant to
Section 2(a)(ii) or 2(a)(iii) respectively, to cause the Company to register Registrable Shares, as applicable, Ecklund or Weil, as applicable, shall have the right, after consultation with the Company, to select an underwriter with respect to such Public Offering; provided, however that such underwriter shall have a national reputation. If the Company is registering Primary Shares in such Public Offering, then the Company shall have the right to select a co-lead underwriter with respect to such Public Offering.

 Section 3. Registrations on Form S-3. Anything contained in Section 2 to the contrary notwithstanding, at such time as the Company shall have qualified for the use of Form S-3 or any successor form promulgated under the Securities Act, if the Company shall be requested by the Stockholders (other than Weil) to effect a registration under the Securities Act of Registrable Shares in accordance with this Section, then the Company shall promptly give written notice of such proposed registration to all holders of Restricted Shares (including Weil) and shall offer to include in such proposed registration any Registrable Shares requested to be included in such proposed registration by such holders who respond in writing to the Company's notice within 30 days after delivery of such notice (which response shall specify the number of Registrable Shares proposed to be included in such registration). The Company shall promptly use its best efforts to effect such registration on Form S-3 of the Registrable Shares which the Company has been so requested to register; provided, however,
(a) that the Company shall not be obligated to file any registration statement pursuant to this Section if the Company shall reasonably conclude that the anticipated gross offering price of all Registrable Shares to be included therein would be less than $500,000 and (b) the Company shall not be obligated to effect more than one registration statement in connection with requests delivered by Ecklund pursuant to this Section 3.

  Section 4. Piggyback Registration. If the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto or other than in connection with an exchange offer or offering solely to the Company's stockholders), it shall promptly give written notice to each Stockholder (other than Weil) of its intention to so register the Primary Shares or Other Shares and, upon the written request, given within 30 days after delivery of any such notice by the Company, of any Stockholder (other than Weil) to include in such registration Registrable Shares held by such Stockholder (other than Weil) (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:


                      (a) first, the Primary Shares;

                      (b) second, the Registrable Shares held by the
                  Stockholders, pro rata based upon the number of Restricted Shares (based upon Common Stock equivalents) owned by each such Stockholder (other than Weil) at the time of such registration; and

                      (c) third, the Other Shares.

  Section 5.        Expenses.

                      (a) The Company shall bear the expense of any
                  registrations effected pursuant to Sections 2, 3 and 4 , including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD) , fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and expenses of the Company's counsel and accountants, and the fees and expenses of the Selling Stockholders Counsel (as defined below), but excluding any underwriters' or brokers' discounts or commissions and the fees of any counsel to any Selling Stockholder, other than the Selling Stockholders' Counsel.
                  The expenses of any additional registrations pursuant to Sections 2 and 3 shall be borne by the Stockholders participating in such registration pro rata based upon the number of shares registered pursuant thereto by each such Stockholder.

                      (b) Anything contained herein to the contrary
                  notwithstanding, in the event that Ecklund or Weil exercises the right, pursuant to Section 2(a)(ii) or (a)(iii) respectively, to register the Registrable Shares held by Ecklund or Weil, as applicable, the Company shall pay, in addition to the fees and expenses recited in this Section 5(a), all customary underwriters or brokers' discounts or commissions and reasonable fees and expenses of any counsel incurred by Ecklund or Weil, as applicable, in connection with the exercise of such respective right.

  Section 6.        Holdback Agreement.

                      (a) If the Company at any time shall register shares of
                  Common Stock under the Securities Act pursuant to an Initial Public Offering and the managing underwriter for such registration shall request, the Stockholders shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Restricted Shares (other than those shares of Common Stock included in such registration) without the prior written consent of the Company for a period designated by the Company in writing to the Stockholders, which period shall not begin more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 180 days after the effective date of such registration statement; provided that the Stockholders shall be bound by this provision only if, and to the extent, the executive officers of the Company owning Common Stock shall be bound by such a provision.

                      (b) If the Company at any time shall register shares of
                  Common Stock under the Securities Act (including any registration pursuant to Sections 2, 3 or 4) for sale to the public after the Initial Public Offering and the managing underwriter for such registration shall request, the Stockholders shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Restricted Shares (other than those shares of Common Stock included in such registration) without the prior written consent of the Company for a period designated by the Company in writing to the Stockholders, which period shall not begin more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 90 days after the effective date of such registration statement; provided that the Stockholders shall be bound by this provision only if, and to the extent, the executive officers of the Company owning Common Stock shall be bound by such a provision.

  Section 7. Preparation and Filing. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

       (a) use its best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective for a period of 180 days or until all of such Registrable Shares have been disposed of (if earlier);

      (b) furnish, at least five business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to each holder of Registrable Shares, to any counsel to any Selling Stockholder and to one counsel selected by the Requisite Percentage of Stockholders (the "Selling Stockholders' Counsel"), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

      (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least a period of 180 days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

      (d) notify in writing any counsel to any Selling Stockholder and the Selling Stockholders' Counsel promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto,
     (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

      (e) its best efforts to register or qualify such Registrable
     Shares under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Shares reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Registrable Shares to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller; provided , however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this paragraph (e);

      (f) furnish to each seller of such Registrable Shares such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of Registrable Shares may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

       (g) use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

       (h) notify on a timely basis each seller of such Registrable
     Shares at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in paragraph (a) of this Section, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

       (i) make available for inspection by any counsel to any Selling Stockholder and the Selling Stockholders' Counsel or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public. The seller of Registrable Shares agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

        (j) use its best efforts to obtain from its independent certified public accountants "comfort" letters in customary form and at customary times and covering matters of the type customarily covered by comfort letters;

        (k) use its best efforts to obtain from its counsel an opinion or opinions in customary form;

        (l) provide a transfer agent and registrar (which may be the same entity and which may not be the Company) for such Registrable Shares;

        (m) issue to any underwriter to which any seller of Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares; provided, however, that the Company shall have the right to approve any such underwriter with such approval not to be unreasonably withheld;

        (n) list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD") or such national securities exchange as the holders of a majority of such Registrable Shares shall request;

        (o) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of
     Section 11(a) of the Securities Act; and

        (p) use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

 Section 8. Indemnification.

      (a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the seller of such Registrable Shares, its officers and directors, each underwriter, broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such seller, such officer or director, such underwriter, such broker or such other person acting on behalf of such seller and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the

Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof; provided, further, that the foregoing indemnity shall not inure to the benefit of any underwriter, with respect to any preliminary prospectus, from who the person asserting any losses, claims, damages and liabilities and judgments purchased Registrable Shares or any person controlling such underwriter, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such underwriter to such person, if required by law so to have been delivered, or prior to a written confirmation of the sale of the Registrable Shares to such person, and if the prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment, unless such failure to deliver the prospectus (as so amended and supplemented) was a result of noncompliance by the Company with Section 8(f) hereof.

        (b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8(a)) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of such seller, each person who controls any of the foregoing persons within the meaning of the Securities Act and each other seller of Registrable Shares under such registration statement with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the maximum amount of liability in respect of such indemnification shall be in proportion to and limited to, in the case of each seller of Registrable Shares, an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

        (c) The indemnification required by this Section 8 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred, subject to prompt refund in the event any such payments are determined not to have been due and owing hereunder.

        (d) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 8, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section.

        (e) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities.

         (f) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the sellers of Registrable Shares agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which did not take into account the equitable considerations referred to herein. The amount paid or payable to an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to above shall be deemed to include, subject to the limitation set forth in
    Section 8(b), any legal or other expenses reasonably incurred in connection with investigating or defending the same. Notwithstanding the foregoing, in no event shall the amount contributed by a seller of Registrable Shares exceed the aggregate net offering proceeds received by such seller from the sale of its Registrable Shares.

  Section 9.  Underwriting Agreement. Notwithstanding the provisions of
Sections 6, 7 and 8, to the extent that the Company and the Stockholders selling Registrable Shares in a proposed registration shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in Sections 6, 7 and 8, the provisions contained in Sections 6, 7 and 8 addressing such issue or issues shall be superseded with respect to such registration by such other agreement.

  Section 10.  Information by Holder.  Each Stockholder selling
Registrable Shares in a proposed registration shall furnish to the Company such written information regarding such holder and the distribution proposed by such Stockholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

 Section 11.  Right of First Refusal.

  (a) If Ecklund requests that the Company effect a registration in accordance with Section 2(a)(ii), then the Company shall promptly give written notice ("Registration Notice") of such proposed registration to the Purchaser Stockholders and the Purchaser Stockholders shall have the right, excerisable by written notice to Ecklund until Ecklund's shares are sold pursuant to the applicable registration statement, to purchase all of the Registrable Shares Ecklund intends to register pursuant to Section 2(a)(ii). After delivery of notice from any Purchaser Stockholder of the exercise of its rights of first refusal hereunder, such Purchaser Stockholder and Ecklund shall negotiate in good faith to determine the purchase price of such Registrable Shares, which shall equal the Fair Market Value (as hereinafter defined) of such Shares. After delivery of such notice, the Company shall permit Ecklund, the Purchaser Stockholder and each of their representatives to have reasonable access during normal business hours to the Company's accounting records, including data and information on which the Company's financial statements, balance sheets and cash flows are based, and to the Company's employees and/or representatives. In the event the Purchaser Stockholder and Ecklund are unable to agree upon the Fair Market Value of such Registrable Shares within such period, Ecklund and the Purchaser Stockholder shall have the right to retain an independent, nationally recognized appraisal firm agreeable to both parties ("Appraisal Firm") to determine the Fair Market Value of such Registrable Shares as of the date Ecklund first requested the registration pursuant to Section 2(a)(ii) (the "Request Date"). In the event the parties fail to agree upon an Appraisal Firm within ninety (90) days of the Request Date, Ecklund and the Purchaser Stockholder shall have the right to bring an action at law to have an independent, nationally recognized Appraisal Firm appointed by the court. The Appraisal Firm shall complete its appraisal and deliver a written report thereof, detailing the determinations made to each of Ecklund and the Purchaser Stockholders as soon as practicable. The parties hereto acknowledge and agree that such appraisal shall be final and binding on Ecklund and the Purchaser Stockholder and shall conclusively determine the Fair Market Value of the Registrable Shares. Seventy-five percent (75%) of the costs and expenses of such appraisal shall be borne by the party whose proposed appraisal submitted to the Appraisal Firm was further from the final appraisal made by such Appraisal Firm and 25% of such costs and expenses shall be borne by the other party. For the purposes of this Section 11(a), "Fair Market Value" shall mean the amount at which the Registrable Shares would change hands between a willing buyer and a willing seller, each having reasonable knowledge of all relevant facts and neither being under any compulsion to act, without regard to any discount for lack of marketability or minority interest associated with the Registrable Shares.

        (b) If Weil demands that the Company effect a registration in accordance with Section 2(a)(iii), then the Company shall promptly give written notice of such proposed registration to the Purchaser Stockholders and the Purchaser Stockholders shall have the right, excerisable by written notice to Weil until Weil's shares are sold pursuant to the applicable registration statement, to purchase all of the Registrable Shares Weil intends to register pursuant to Section 2(a)(iii). Any purchase by the Purchaser Stockholder pursuant to this

 Section 11(b) shall be made at a purchase price per Registrable Share equal to the Fair Value Per Share.

        (c) In the event that each of the Purchaser Stockholders intends to exercise the right to purchase shares pursuant to
 Section 11(a) or 11(b) (the "Offered Shares") and the number of Offered Shares is oversubscribed, then each Purchaser Stockholder shall be permitted to purchase the number of Offered Shares equal to its Proportionate Percentage.

 Section 12. Termination/Amendment of Related Agreements.

        (a) The Option Agreement is hereby terminated in its entirety.

        (b) Section 9.2(a) of the Subscription Agreement is hereby terminated in its entirety.

        (c) Section 6(c) of the Stockholders' Agreement is hereby amended and restated to read as follows: "The restrictions on Transfer shall not apply to
(i) any Permitted Transfers, (ii) any Public Sales, and (iii) any Transfer pursuant to Section 11(a) or 11(b) of the Amended and Restated Registration Rights Agreement dated as of July __, 1998 among the Corporation and the Stockholders of the Corporation listed on Schedule I thereto."

 Section 13. Exchange Act Compliance. From and after the Demand Registration Date or such earlier date as a registration statement filed by the Company pursuant to the Exchange Act relating to any class of the Company's securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act and with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with each Stockholder in supplying such information as may be necessary for such Stockholder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

 Section 14. No Conflict of Rights. The Company represents and warrants to the Stockholders that the registration rights granted to the Stockholders hereby do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights which conflict with the registration rights granted hereby.

Section 15. Restriction on Transfer.

        (a) The Restricted Shares shall not be transferable except upon the conditions specified in this Section, which conditions are intended to insure compliance with the provisions of the Securities Act.

        (b) Each certificate representing Restricted Shares issued after the date hereof shall (unless otherwise permitted by the provisions of paragraph (c) and (d) below) be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SET FORTH WITHIN A STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 25, 1997 (AS HERETOFORE OR HEREAFTER AMENDED) AMONG YOUNG AMERICA HOLDINGS, INC., AND THE OTHER PARTIES NAMED THEREIN AND THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT DATED AS OF JULY , 1998 (AS HERETOFORE OR HEREAFTER AMENDED), AMONG YOUNG AMERICA HOLDINGS, INC., AND THE OTHER PARTIES NAMED THEREIN, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF YOUNG AMERICA HOLDINGS, INC."

        (c) The holder of any Restricted Shares by acceptance thereof agrees, prior to any Transfer of any Restricted Shares, to give written notice to the Company of such holder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section. Each such notice shall describe the manner and circumstances of the proposed Transfer. Upon request by the Company, the holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for the holder of Restricted Shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration or qualification of such Restricted Shares under the Securities Act. Such holder of Restricted Shares shall be entitled to Transfer such Restricted Shares in accordance with the terms of the notice delivered to the Company, if the Company does not reasonably object to such Transfer and request such opinion within fifteen days after delivery of such notice, or, if it requests such opinion, does not reasonably object to such Transfer within fifteen days after delivery of such opinion. Each certificate or other instrument evidencing the securities issued upon the Transfer of any Restricted Shares (and each certificate or other instrument evidencing any untransferred balance of such Registered Shares) shall bear the legend set forth in paragraph (b) above unless (i) in such opinion of counsel to the holder of Restricted Shares (which opinion and counsel shall be reasonably acceptable to the Company) registration of any future Transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legends.

                        (d) Notwithstanding the foregoing provisions of this
        Section 15, the restrictions imposed by this Section 15 upon the transferability of any Restricted Shares shall cease and terminate when
        (i) any such Restricted Shares are sold or otherwise disposed of (A) pursuant to an effective registration statement under the Securities Act or (B) in a transaction contemplated by paragraph (c) above which does not require that the Restricted Shares so transferred bear the legend set forth in paragraph (b) hereof, or (ii) the holder of such Restricted Shares has met the requirements for Transfer of such Restricted Shares under Rule 144(k) under the Securities Act (subject to the deliver of opinions as set forth above). Whenever the restrictions imposed by this Section shall terminate, the holder of any Restricted Shares as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in paragraph
        (b) above and not containing any other reference to the restrictions imposed by this Section.

 Section 16. Termination. This Agreement shall terminate and be of no further force or effect on the date on which there remains no Restricted Shares outstanding.

 Section 17. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

  Section 18. Entire Agreement. This Agreement, together with the Stockholders' Agreement dated as of November 25, 1997 (as heretofore and hereafter amended) among the Company and the other parties named therein (the "Stockholders' Agreement"), contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto. In the event of any inconsistency between this Agreement and the Stockholders' Agreement, the Stockholders' Agreement shall control.

 Section 19.  Successors and Assigns.

            (a) This Agreement shall bind and inure to the benefit of the Company and the Stockholders and their respective successors and permitted assigns; provided, however, that each such person or entity shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement whereupon such person or entity shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement with respect to such Restricted Shares; provided, further, that the rights and benefits of
        Section 2(a)(ii) and 2(a)(iii) are personal to Ecklund and Weil, respectively, and may not be assigned in whole or in part, except that
        (i) in connection with any Transfer of shares of Common Stock by Ecklund that is permitted under the Stockholders' Agreement, such rights may be assigned so long as only one Person is entitled to exercise the rights hereunder with respect to all Registrable Shares held by Ecklund as of the date hereof and (ii) in connection with any Transfer of shares of Common Stock by Weil that is permitted under the Stockholders' Agreement, such rights may be assigned so long as only one Person is entitled to exercise the rights hereunder with respect to all Registrable Shares held by Weil as of the date hereof. In the event that Ecklund or Weil assigns the respective rights hereunder, Ecklund or Weil, as applicable, shall notify the Company, in writing, of the name of the Person entitled to exercise the respective rights and the Company and the Stockholders shall be entitled to rely on all actions taken or authorized by such Person.

            (b) Anything to the contrary contained herein notwithstanding, the rights and benefits of Section 2(d) may only be exercised to the extent that all the Registrable Shares held by Ecklund or Weil as of the date hereof, as applicable, are included in a registration statement pursuant to which Ecklund, Weil, or their respective assignees seek to cause the Company to include Primary Shares in such Public Offering according to
        Section 2(d).

  Section 20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The failure of any Stockholder to execute this Agreement does not make it invalid as against any other Stockholder.

 Section 21.  Remedies.

            (a) Each Stockholder shall have all rights and remedies reserved for such Stockholder pursuant to this Agreement and the Articles of Incorporation and the By-laws of the Company and all rights and remedies which such Stockholder has been granted at any time under any other agreement or contract and all of the rights which such holder has under any law or equity. Any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

            (b) The parties hereto agree that if any parties seek to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the prevailing parties to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceedings.

            (c) It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

 Section 22. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

                             (i) if to the Company, to:

                                    Young America Holdings, Inc.
                                    c/o BT Capital Partners, Inc.
                                    130 Liberty Street
                                    Mail Stop 2255
                                    New York, New York 10006
                                    Fax:  (212) 250-7651
                                    Tel.: (212) 250-7576
                                    Attention: Zuhar Ladak

                             (ii) if to the Investors:

                                    to the address set forth for such Investor on Schedule I, with copies to:

                                    O'Sullivan Graev & Karabell, LLP
                                    30 Rockefeller Plaza
                                    New York, New York  10112
                                    Fax:  (212) 408-2420
                                    Tel.: (212) 408-2400
                                    Attention:   John M. Scott; and

                                    Debevoise & Plimpton
                                    875 Third Avenue
                                    New York, New York 10022
                                    Fax:  (212) 909-6836
                                    Tel.: (212) 909-6000
                                    Attention:   Francis J. Blassberg; and

                                    Dorsey & Whitney
                                    Pillsbury Center South
                                    220 South 6th Street
                                    Minneapolis, Minnesota 55402
                                    Fax:  (612) 340-8827
                                    Tel.: (612) 340-2802
                                    Attention:   Michael J. McDonnell.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day and (c) in the case of mailing, on the third business day following such mailing if sent by certified mail, return receipt requested.

Section 23. Governing Law; Jurisdiction; Venue; Process. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in the State of New York and shall be construed without regard to (i) any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York and (ii) any presumption or other rule requiring the construction of an agreement against the party causing it to be drafted. Any legal action in a proceeding brought in accordance with this Section shall be brought in either Hennepin County, Minnesota, in the courts of the State of Minnesota or of the United States District Court for the District of Minnesota, or in New York, New York, in the courts of the State of New York or of the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. The parties hereby irrevocably waive any objection which they may now or hereafter have to laying of venue of any actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waive and agree, not to plead or claim in any such court that any such action or proceeding has been brought in an inconvenient forum. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

Section 24. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

Section 25. Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified, amended or waived, except pursuant to a writing signed by each of (i) the Majority in Interest of BT Stockholders (as such term is defined in the Stockholder's Agreement), (ii) the Majority in Interest of OTPB Stockholders (as such term is defined within the Stockholders Agreement), (iii) Ecklund and (iv) Weil; provided, however, that any such amendment, modification, or waiver that would adversely affect the rights hereunder of any Stockholder, in its capacity as a Stockholder, without similarly affecting the rights hereunder of all Stockholders, in their capacities as Stockholders, shall not be effective as to such Stockholder without its prior written consent.

 Section 26. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

 Section 27. Waiver. No course of dealing between the Company and the Stockholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

 Section 28. Mutual Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN
CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement on the date first written above.

                            YOUNG AMERICA CORPORATION



                            By:  __________________________
                                 L. Joseph Kulas
                                 Chief Financial Officer



                            BT CAPITAL PARTNERS, INC.



                            By:   __________________________
                                  Name:
                                  Title:



                            ONTARIO TEACHERS' PENSION
                            PLAN BOARD



                            By:   __________________________
                            Name:
                            Title:




                                  __________________________
                                  Jay F. Ecklund




                                  __________________________
                                  Charles D. Weil

                                                                      Schedule I


                                                                    Shares of
                                                                    Common Stock
Investors

BT CAPITAL PARTNERS, INC.                                           1,029,859
130 Liberty Street
Mail Stop 2255
New York, New York 10006
Fax:  (212) 250-7651
Tel.: (212) 250-7576
Attention: Zuhar Ladak

ONTARIO TEACHERS' PENSION PLAN BOARD                                 551,000
5650 Yonge Street
North York, Ontario
M2M 4H5
Fax:  (416) 730-5374
Tel.: (416) 730-5330
Attention: Portfolio Manager, Merchant
             Banking and Counsel,
             Investments

JAY F. ECKLUND                                                       134,400
Pier 66 Resort & Marina
2301 Southeast 17th Street
Ft. Lauderdale, Florida 33316
Fax:  (954) 830-3320
Tel.:  (954) 767-8998

CHARLES D. WEIL                                                      156,222
2650 Maplewood Circle West
Woodland, Minnesota 55391
Fax: (612) 449-8888
Tel:  (612) 449-9518